UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

February 24, 2012 (February 21, 2012)

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2012, the Compensation Committee of the Board of Directors (the “Committee”) of National Oilwell Varco, Inc. (the “Company”) unanimously approved and adopted amendments to each of the National Oilwell Varco, Inc. Long-Term Incentive Plan and the National Oilwell Varco, Inc. Annual Incentive Plan, whereby a clawback type provision was added to each plan that allows the Committee to terminate any awards made under those plans to recipients of such awards that have engaged in material misconduct, as further detailed in those plans. For purposes of this clawback provision, material misconduct includes conduct adversely affecting the Company’s financial condition, results of operations, or conduct which constitutes fraud or theft of Company assets, any of which require the Company to make a restatement of its reported financial statements.

The foregoing description of the amendments to each of the National Oilwell Varco, Inc. Long-Term Incentive Plan and the National Oilwell Varco, Inc. Annual Incentive Plan is qualified in its entirety by reference to the full text of each of the National Oilwell Varco, Inc. Long-Term Incentive Plan and the National Oilwell Varco, Inc. Annual Incentive Plan, as amended, which are attached to this Current Report as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

10.1	National Oilwell Varco, Inc. Long-Term Incentive Plan, as amended and restated.

10.2	National Oilwell Varco, Inc. Annual Incentive Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2012	NATIONAL OILWELL VARCO, INC.

/s/ Raymond W. Chang
Raymond W. Chang
Vice President

Exhibit Index

Exhibit No.	Description
10.1	National Oilwell Varco, Inc. Long-Term Incentive Plan, as amended and restated.

10.2	National Oilwell Varco, Inc. Annual Incentive Plan, as amended and restated.